Exhibit 99.1

                     NEWS STORY FOR COMMONWEALTH BANKSHARES

                                October 31, 2006

                   COMMONWEALTH BANKSHARES, INC., NORFOLK, VA,
                    RAISES $27.5 MILLION IN PRIVATE PLACEMENT

Commonwealth Bankshares, Inc., Norfolk, VA (NASDAQ: CWBS) announced today that it has successfully raised $27.5 million in additional capital.

On October 26, 2006, Commonwealth Bankshares, Inc. (the "Company") completed the private placement of 1,057,692 shares of newly issued Company common stock at a price of $26.00 per share. Anderson & Strudwick, Inc. served as the Company's exclusive placement agent for the private placement.

"We deeply appreciate the strong support and confidence our new and existing shareholders have expressed in Commonwealth Bankshares through their participation in this offering," said Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer of Commonwealth Bankshares, Inc. "The loyalty and continued support of our shareholders and customers has provided the foundation for our growth and success. We look forward to continuing to execute on a strategy we believe will enhance the long-term growth of the company and value for our stockholders."

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold without registration with the Securities and Exchange Commission or an applicable exemption from such registration. The shares were offered and sold only to accredited investors as defined in the Securities Act of 1933. This news release is not an offer to sell or the solicitation of an offer to buy the shares of common stock of Commonwealth Bankshares.

About Commonwealth Bankshares

Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has eleven bank branches strategically located throughout the Hampton Roads region and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary, Bank of the Commonwealth Mortgage, and investment related services through its new subsidiary Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at www.bankofthecommonwealth.com.

Contact: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer, P.O. Box 1177, Norfolk, Virginia 23501, Phone: (757) 446-6904 or ewoodard@bocmail.net Web Site: http://bankofthecommonwealth.com

*Securities and Insurance Products are: *not insured by FDIC or any Federal Government Agency * May Lose Value * Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC. member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly-owned subsidiary of Bank of the Commonwealth. This press release contains forward-looking statements. Words such as "anticipates," " believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.